UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2005

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

North American Technologies Group, Inc. received notice on June 23, 2005, from the Nasdaq Listing Qualifications Panel that the Company’s common stock would be delisted from the Nasdaq SmallCap Market effective with the open of business on Monday, June 27, 2005. The Panel had previously allowed continued listing of the common stock on the condition that on or before June 15, 2005, the Company (1) evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days, and (2) evidence stockholders’ equity of at least $2,500,000, and make a public disclosure to that effect. The Company was unable to meet those requirements. The Company anticipates that its common stock will hereafter be traded in the Pink Sheets, until such time as a market maker applies to have it traded on the Over the Counter Bulletin Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Joe B. Dorman
Joe B. Dorman, CFO

Dated: June 29, 2005

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